Exhibit 3.2

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                                     BYLAWS

                                       OF

                              ROADHOUSE GRILL, INC.

                             (A Florida corporation)

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                        (Adopted as of October 16, 1993)

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                               TABLE OF CONTENTS

ARTICLE I. - SHAREHOLDERS..................................................  1

1.1   Annual Meeting.......................................................  1
1.2   Special Meeting......................................................  1
1.3   Place of Meeting.....................................................  1
1.4   Action Without a Meeting.............................................  1
1.5   Notice of Meeting....................................................  2
1.6   Waiver of Notice of Meeting..........................................  2
1.7   Fixing of Record Date................................................  3
1.8   Voting Record........................................................  3
1.9   Voting Per Share.....................................................  3
1.10  Voting of Shares.....................................................  3
1.11  Proxies..............................................................  4
1.12  Quorum...............................................................  5
1.13  Manner of Action.....................................................  5
1.14  Voting for Directors.................................................  5

ARTICLE II. - BOARD OF DIRECTORS...........................................  5

2.1   General Powers.......................................................  5
2.2   Number, Terms, Classification and Qualification......................  6
2.3   Regular Meetings.....................................................  6
2.4   Special Meetings.....................................................  6
2.5   Waiver of Notice of Meeting..........................................  7
2.6   Quorum...............................................................  7
2.7   Manner of Action.....................................................  7
2.8   Presumption of Assent................................................  7
2.9   Action Without a Meeting.............................................  7
2.10  Meetings of the Board of Directors by Means
      of a Conference Telephone or Similar
      Communications Equipment.............................................  7
2.11  Resignation..........................................................  7
2.12  Removal..............................................................  8
2.13  Vacancies............................................................  8
2.14  Compensation.........................................................  8

      ARTICLE III. - COMMITTEES OF THE BOARD OF DIRECTORS..................  8
      ARTICLE IV. - OFFICERS...............................................  8

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4.1   Officers.............................................................  8
4.2   Appointment and Term of Office.......................................  9
4.3   Resignation..........................................................  9
4.4   Removal..............................................................  9
4.5   Vacancies............................................................  9
4.6   Duties of Officers...................................................  9
4.7   Vice Presidents......................................................  9
4.8   Secretary............................................................  9
4.9   Treasurer............................................................ 10
4.10  Other Officers, Employees and Agents................................. 10
4.11  Compensation......................................................... 10

ARTICLE V. - CERTIFICATES OF STOCK......................................... 10

5.1   Certificates for Shares.............................................. 10
5.2   Transfer of Shares; Ownership of Shares.............................. 10
5.3   Lost Certificates.................................................... 11

ARTICLE VVI. - ACTIONS WITH RESPECT TO SECURITIES OF OTHER
               CORPORATIONS................................................ 11

ARTICLE VII. - AMENDMENTS.................................................. 11

ARTICLE VIII. - CORPORATE SEAL............................................. 11

ARTICLE IX. - INDEMNIFICATION.............................................. 12

ARTICLE X.  CONTROL SHARE ACQUISITIONS......................................12

ARTICLE XI. - GENDER....................................................... 12

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                                   BYLAWS OF
                             ROADHOUSE GRILL, INC.

                                  ARTICLE I.

                                 SHAREHOLDERS

      1.1 ANNUAL MEETING. A meeting of shareholders shall be held each year for the election of Directors and for the transaction of any other business that may come before the meeting. The time and place of the meeting shall be as set forth by resolution of the Board of Directors.

      1.2 SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, shall be held when directed by the Board of Directors, or at the request of the holders of not less than one-tenth (1/10th) of all outstanding shares of the Corporation entitled to vote at the meeting.

      1.3 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

      1.4 ACTION WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary, or another office or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to herein unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth herein.

      Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office or its principal place of business, or received by the corporate secretary or other officer or agent

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of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

      Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under the Articles of Incorporation or Bylaws, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

      A consent signed as set forth in this Section has the effect of a meeting vote and may be described as such in any document.

      Whenever action is taken as set forth in this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

      1.5 NOTICE OF MEETING. Except as set forth in the Florida Business Corporation Act (hereinafter referred to as the "FBCA"), written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by, or at the direction of, the president or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be effected by a class of United States mail other than first class. If mailed, such notice shall be effective when mailed, if mailed postage prepaid and correctly addressed to the shareholder's address shown in the current record of shareholders of the Corporation.

      When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

      1.6 WAIVER OF NOTICE OF MEETING. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate

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records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless, at the beginning of the meeting, the person objects to the holding of the meeting or the transacting of any business at the meeting, or (b) consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

      1.7 FIXING OF RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting or prior to any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

      If no prior action is required by the Board of Directors pursuant to the FBCA, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation under Section 1.4 of this Article.

      1.8 VOTING RECORD. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of FBCA Section 607.1602(3)), during regular business hours and at his expense, during the period it is available for inspection.

      The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

      1.9 VOTING PER SHARE. Except as otherwise provided in the Articles of Incorporation or by FBCA Section 607.0721, each shareholder is entitled to one
(1) vote

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for each outstanding voting share held by him on each matter voted at a shareholders' meeting.

      1.10 VOTING OF SHARES. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy.

      Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the Board of Directors or the corporate shareholder may designate. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

      Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

      Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name.

      If the shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionately; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

      1.11 PROXIES. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to FBCA Section 607.0721, or attorney-in-fact for such

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persons may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

      An appointment of a proxy is effective when received by the secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form.

      The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

      An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

      1.12 QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or Bylaws, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one third (1/3) of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

      Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      1.13 MANNER OF ACTION. If a quorum is present, action on a matter (other than tile election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or Bylaws.

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      1.14 VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of
Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                                  ARTICLE II.

                              BOARD OF DIRECTORS

      2.1 GENERAL POWERS. Except as provided in the Articles of Incorporation and Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

      2.2 NUMBER, TERMS, CLASSIFICATION AND QUALIFICATION. The Board of Directors of the Corporation shall consist of no less than one (1) person. The number of directors may at any time and from time to time be increased or decreased by action of either the shareholders or the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director must be a natural person of at least eighteen (18) years of age, but need not be a citizen of the United States of America, a resident of the State of Florida, nor a shareholder of the Corporation. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

      2.3 REGULAR MEETINGS. An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide by resolution, the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors without other notice than such resolution.

      2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chairman of the board, the president or any two (2) directors.

      The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

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      Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, and at any reasonable time prior to such meeting. The reasonableness of any notice given in connection with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days prior to such special meeting either orally (whether telephonically or face-to-face), or by written notice delivered personally or mailed to each director at his business or residence address, is reasonable. If mailed, such notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice, shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

      2.5 WAIVER OF NOTICE OF MEETING. Notice of a meeting of the Board of Directors need not be given to any director who signs a written wavier of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

      2.6 QUORUM. A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled.

      2.7 MANNER OF ACTION. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

      2.8 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

      2.9 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a
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meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section shall have the effect of a meeting vote and may be described as such in any document.

      2.10 MEETINGS OF THE BOARD OF DIRECTORS BY MEANS OF A CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Members of the Board of Directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      2.11 RESIGNATION. Any director may resign at any time by giving written notice to the Corporation, the Board of Directors or its chairman. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

      2.12 REMOVAL. Any director, or the entire Board of Directors, may be removed at any time, with or without cause, by action of the shareholders, and any director may be removed for cause by the Board of Directors. In the case of any director which is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. The notice of the meeting at which a vote is taken to remove a director must set forth that the purpose or one of the purposes of the meeting is the removal of such director or directors.

      2.13 VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders.

      2.14 COMPENSATION. Each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and committee thereof, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors (or committee thereof) or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                 ARTICLE III.

                     COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by Section 607.0825(1) of the FBCA.

      Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

                                  ARTICLE IV.

                                   OFFICERS

      4.1 OFFICERS. The Corporation shall have such officers as may be appointed by resolution of the Board of Directors, and may include a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents, a Chief Financial Officer, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. Any two (2) or more offices may be held by the same person.

      4.2 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers shall not occur at such meeting, such appointment shall occur as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly appointed and qualified, or until his earlier resignation, removal from office or death.

      4.3 RESIGNATION. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

      4.4 REMOVAL. Any officer elected or appointed, whether by the shareholders or the Board of Directors, may be removed by either the shareholders or the Board of Directors if in either of their respective judgments the best interests of the Corporation will be served thereby. Removal shall be without prejudice to the contract rights, if any, of the

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person removed. Election or appointment of an officer shall not itself create contract rights.

      4.5 VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

      4.6 DUTIES OF OFFICERS. The Chairman of the Board of the Corporation, or if there shall not be a Chairman of the Board, the President, shall preside at all meetings of the Board of Directors and of the shareholders. The President shall be the chief executive officer of the Corporation. Subject to the foregoing, the officers of the Corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these Bylaws, or as may be assigned to them from time to time by the Board of Directors.

      4.7 VICE PRESIDENTS. Each vice president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors.

      4.8 SECRETARY. The secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each shareholder of the Corporation. In addition, the secretary shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors and as are incident to the office of secretary.

      4.9 TREASURER. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be utilized by the Corporation. In addition, the treasurer shall possess, and may exercise such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors and as are incident to the office of treasurer.

      4.10 OTHER OFFICERS, EMPLOYEES AND AGENTS. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

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      4.11 COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

                                  ARTICLE V.

                             CERTIFICATES OF STOCK

      5.1 CERTIFICATES FOR SHARES. The Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the president or vice president and the secretary or an assistant secretary (which may be the same person) and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid.

      5.2 TRANSFER OF SHARES; OWNERSHIP OF SHARES. Transfers of shares of stock of the Corporation shall be made only upon the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificate representing such shares. Except as provided by Section 607.0721 of the FBCA, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

      5.3 LOST CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate, before the Corporation has notice that the lost, destroyed or wrongfully taken certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

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

                                 ARTICLE VVI.

           ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

      Unless otherwise directed by the Board of Directors, the president or a designee of the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of, or with respect to, any action of shareholders of any other corporation in which the Corporation may hold securities and to otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in other corporations.

                                 ARTICLE VII.

                                  AMENDMENTS

      These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by action of the Board of Directors, subject to the limitations of FBCA
Section 607.1020(1). The shareholders of the Corporation may alter, amend or repeal these Bylaws or adopt new Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.

                                 ARTICLE VIII.

                                CORPORATE SEAL

      The Corporation may provide for a corporate seal in such a form as the Board of Directors deems appropriate.

                                  ARTICLE IX.

                                INDEMNIFICATION

      The Corporation shall indemnify, or advance expenses to, to the fullest extent authorized or permitted by the FBCA, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he
(i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation; (iii) is or was an officer of the Corporation, provided that he is or was at the time a director of the Corporation; or (iv) is or was serving at the request of the Corporation as an officer of another corporation, provided that he is or was at the time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the FBCA, and except as otherwise provided in the foregoing sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made , or threatened to be made, a party to any action, suit or proceeding by reason of the factthat he is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of the foregoing sentence may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

                                  ARTICLE X.

                          CONTROL SHARE ACQUISITIONS

      The provisions of Florida Statutes Section 607.0902 entitled "Control-share Acquisitions" (1989), as amended, shall not apply to control share acquisitions of any shares of stock of the Corporation.

                                  ARTICLE XI.

                                    GENDER

      All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

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